Exhibit (c)(4)

Presentation to the Committee of Designated Independent Directors Confidential Material Regarding: November 10, 2006 Confidential Project ACADIA New York – Atlanta - Boston - Chicago - San Francisco

This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Sandler O’Neill & Partners, L.P. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of Sandler O’Neill & Partners, L.P. The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O’Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it. Sandler O’Neill & Partners, L.P. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receipt of business or compensation. The Firm also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions. Sandler O’Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O’Neill & Partners Corp., a New York corporation. Sandler O’Neill & Partners, L.P. is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Sandler O’Neill Mortgage Finance L.P. is an indirect wholly-owned subsidiary of Sandler O’Neill & Partners Corp. This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure. GENERAL INFORMATION AND LIMITATIONS

PINE Valuation Notes: 1 Based on approximately 98 million shares owned by the public plus outstanding options. MAPLE currently owns 130 million shares of PINE which represents a 56.89% ownership stake 2 Tangible book value per share as reported by PINE, including the impact of deferred tax liability on intangibles 3 Tangible book value per share calculated as total equity less goodwill and intangibles divided by shares outstanding Acquisition Multiples ($ in millions, except per share data) Comp Per Share Purchase Price Trans. Current $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00 $36.00 Median Aggregate Deal Value 1 $2,878 $2,986 $3,094 $3,203 $3,311 $3,420 $3,528 $3,636 Premium to Market Price $29.56 -1.9% 1.5% 4.9% 8.3% 11.6% 15.0% 18.4% 21.8% 17.7% Price to LTM GAAP EPS $1.47 19.8x 20.5x 21.1x 21.8x 22.5x 23.2x 23.9x 24.6x 18.3x Price to LTM GAAP EPS, Excl Pushdown $1.78 16.3x 16.8x 17.4x 18.0x 18.5x 19.1x 19.6x 20.2x Price to LTM Cash Operating EPS $2.24 12.9x 13.4x 13.8x 14.3x 14.7x 15.2x 15.6x 16.1x Price to 2006E GAAP EPS $1.55 18.7x 19.4x 20.0x 20.7x 21.3x 22.0x 22.6x 23.3x 16.0x Price to 2006E GAAP EPS, Excl Pushdown $1.83 15.9x 16.4x 17.0x 17.5x 18.1x 18.6x 19.1x 19.7x Price to 2006E Cash Operating EPS $2.12 13.6x 14.1x 14.6x 15.1x 15.5x 16.0x 16.5x 16.9x Price to 2007E GAAP EPS $1.71 17.0x 17.6x 18.2x 18.8x 19.3x 19.9x 20.5x 21.1x 15.2x Price to 2007E GAAP EPS, Excl Pushdown $1.91 15.2x 15.7x 16.2x 16.7x 17.2x 17.8x 18.3x 18.8x Price to 2007E Cash Operating EPS $2.07 14.0x 14.5x 15.0x 15.4x 15.9x 16.4x 16.9x 17.4x Price to Tangible Book2 $7.84 370% 383% 395% 408% 421% 434% 446% 459% 378% Price to Tangible Book3 $6.49 447% 462% 478% 493% 508% 524% 539% 555% Premium to Core Deposits 20.5% 21.4% 22.4% 23.3% 24.2% 25.2% 26.1% 27.1% 30.8%

PINE Valuation 1Median street estimate as of January 30, 2006 Source: FactSet 2006E 2007E Management Earnings Estimates % Change % Change 7/05 1/06 7/06 9/06 10/06 7/05 to 10/06 7/06 to 10/06 2006 $2.75 $2.51 1 $2.28 $2.24 $2.12 (22.9%) (7.0%) 2007 $2.90 $2.65 $2.44 $2.28 $2.07 (28.6%) (15.2%)

PINE Valuation Notes: 1 Based on approximately 98 million shares owned by the public plus outstanding options. MAPLE currently owns 130 million shares of PINE which represents a 56.89% ownership stake 2 Tangible book value per share as reported by PINE, including the impact of deferred tax liability on intangibles 3 Tangible book value per share calculated as total equity less goodwill and intangibles divided by shares outstanding Potential Valuation Range ($ in millions, except per share data) Comp Trans. PINE Basis $29.00 $30.00 $31.00 $32.00 $33.00 $34.00 Median Aggregate Deal Value 1 $2,878 $2,986 $3,094 $3,203 $3,311 $3,420 Price to LTM GAAP EPS, Excl Pushdown (July ‘06) $1.94 14.9x 15.5x 16.0x 16.5x 17.0x 17.5x Price to LTM GAAP EPS, Excl Pushdown (Current) $1.78 16.3x 16.8x 17.4x 18.0x 18.5x 19.1x 18.3x Price to LTM Cash Operating EPS (July ‘06) $2.36 12.3x 12.7x 13.1x 13.6x 14.0x 14.4x Price to LTM Cash Operating EPS (Current) $2.24 12.9x 13.4x 13.8x 14.3x 14.7x 15.2x Price to 2006E GAAP EPS, Excl Pushdown (July ‘06) $1.97 14.7x 15.2x 15.7x 16.2x 16.8x 17.3x Price to 2006E GAAP EPS, Excl Pushdown (Current) $1.83 15.9x 16.4x 17.0x 17.5x 18.1x 18.6x 16.0x Price to 2006E Cash Operating EPS (July ‘06) $2.28 12.7x 13.2x 13.6x 14.0x 14.5x 14.9x Price to 2006E Cash Operating EPS (Current) $2.12 13.6x 14.1x 14.6x 15.1x 15.5x 16.0x Price to 2007E GAAP EPS, Excl Pushdown (July ‘06) $2.28 12.7x 13.2x 13.6x 14.0x 14.5x 14.9x Price to 2007E GAAP EPS, Excl Pushdown (Current) $1.91 15.2x 15.7x 16.2x 16.7x 17.2x 17.8x 15.2x Price to 2007E Cash Operating EPS (July ‘06) $2.44 11.9x 12.3x 12.7x 13.1x 13.5x 13.9x Price to 2007E Cash Operating EPS (Current) $2.07 14.0x 14.5x 15.0x 15.4x 15.9x 16.4x

PINE Valuation Discounted Cash Flow Analysis We used the same discount rates (11% to 14%) and terminal multiples (11.0x to 15.0x) since July 2006 The July 2006 budget, the October 2006 budget at 5% long term growth and the October 2006 budget at I/B/E/S/ long term growth of 8.9% would result in the following values per share: July ‘06 Oct. ‘06 5% Growth Oct. ‘06 8.9% Growth $25.55 $36.54 $20.59 $29.34 $23.27 $33.32 $25.99 $32.37 $29.10 $18 $20 $22 $24 $26 $28 $30 $32 $34 $36 $38